UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 7, 2006 (September 6, 2006)

Summa Industries
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7755	95-1240978
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

21250 Hawthorne Boulevard, Suite 500, Torrance, California		90503
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 792-7024

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Material Amendment to a Material Definitive Agreement.

As previously reported on our current report on Form 8-K filed with the SEC on September 1, 2006, on August 31, 2006, we entered into an agreement and plan of merger, which we refer to as the merger agreement, with Habasit Holding AG, a Swiss company, which we refer to as Habasit, and Habasit Holding USA, Inc., a Delaware corporation and a wholly-owned subsidiary of Habasit, which we refer to as the purchaser.  Pursuant to the terms and subject to the conditions of the merger agreement, the purchaser agreed to offer to acquire our company for a purchase price of $15.00 per share, which we refer to as the offer price, net to the holders thereof, in cash, without interest.  If the offer is successful, subject to the satisfaction or waiver of specified conditions, the offer would be followed by a merger of the purchaser into our company, which we refer to as the merger.  In the merger, each share of our common stock which was not tendered and accepted pursuant to the offer and which is not a dissenting share would be converted into the right to receive the offer price.

Employment Agreements

On September 6, 2006, the purchaser entered into a new employment agreement with Mr. James R. Swartwout, our chairman, president, chief executive officer and chief financial officer, and one of our directors, dated as of August 31, 2006, and an amended and restated employment agreement with Mr. Trygve M. Thoresen, our vice president of business development, secretary and general counsel, dated as of August 31, 2006.  Both of these new employment agreements become effective, if at all, only upon the consummation of the merger, at which time we would become a party to each of the agreements.  Both agreements have an initial term, subject to earlier termination, and thereafter will continue in effect unless terminated in accordance with the employment agreement.  Both new employment agreements also have customary confidentiality, indemnification and non-compete provisions.

The employment agreement with Mr. Swartwout will supersede, at the effective time of the merger, our amended and restated employment agreement with Mr. Swartwout dated June 1, 2001. The agreement sets forth the terms of his employment with the purchaser as its president, chief executive officer and chief financial officer and provides for, among other matters: (1) an initial term of three years, (2) a base salary of $385,000 per annum, (3) performance-based cash bonuses of up to $195,000 per annum based on the achievement of specific goals set forth in the agreement, and (4) discretionary special bonuses awarded by the Summa Industries board of directors in consideration of the accomplishment of corporate development or other extraordinary objectives.  Under the employment agreement, Summa may terminate the employment agreement for cause (as that term is defined in his employment agreement) at any time or without cause effective on or after the expiration of the initial term with not less than one year’s notice.  In the event that Mr. Swartwout’s employment is terminated by us without cause, or is terminated by Mr. Swartwout for good reason (as that term is defined in his employment agreement), during the initial term for reasons other than death, total disability (as that term is defined in his employment agreement) or cause, Mr. Swartwout will be entitled to a severance payment equal to his then-current base salary for the remainder of the initial term or, if greater, one year.

The employment agreement with Mr. Thoresen will amend and restate, at the effective time of the merger, our amended and restated employment agreement with Mr. Thoresen dated June 1, 2001.  The agreement sets forth the terms of his employment with Summa as our vice president of business development, general counsel and secretary and provides for, among other matters:  (1) an initial term of two years and successive renewal terms of one year, (2) a base salary of $275,000 per annum, and (3) performance-based cash bonuses of up to 40% of base salary per annum based on the achievement of specific goals in accordance with the terms of a bonus plan or arrangement adopted and administered by our board of directors for our senior executives.  Under the employment agreement, the purchaser may terminate the employment agreement for cause (as that term is defined in his employment agreement) at any time or without cause effective prior to the expiration of the initial term with not less than twelve months notice, or without cause effective at the expiration of the initial term with not less than 30 days notice.  However, if Summa terminates Mr. Thoresen’s employment without cause (as that term is defined in his employment agreement), or Mr. Thoresen terminates his employment for good reason (as that term is defined in his employment agreement), Mr. Thoresen will be entitled to a severance payment equal to his then-current base salary for the remainder of the initial term or renewal term, as applicable.

Copies of the employment agreements entered into between the purchaser and Messrs. Swartwout and Thoresen are attached hereto as Exhibits 99.1 and 99.2, respectively, and each of them is incorporated herein by reference.  The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the respective employment agreements.

Additional Information and Where to Find It

This current report is neither an offer to purchase nor a solicitation of an offer to sell shares of Summa Industries.  In connection with the proposed acquisition, we and Habasit intend to file relevant materials with the SEC.  Habasit Holding USA, Inc. will be filing with the SEC and mailing to our stockholders a tender offer statement, and Summa Industries will be filing with the SEC and mailing to our stockholders a solicitation/recommendation statement, with respect to the offer.  Our stockholders are urged to read the tender offer statement and the related solicitation/recommendation statement regarding the acquisition of our company referenced in this current report because they will contain important information that should be read carefully before any decision is made with respect to the offer.  Investors and security holders will be able to obtain free copies of these document (when they become available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov or by calling the SEC at 1-800-SEC-0330.  In addition, investors and security holders may obtain copies of the documents filed by us with the SEC at no charge by writing us at 21250 Hawthorne Blvd., Suite 500, Torrance, California  90503, or by calling us at 310-792-7024.

Item 8.01.             Other Events.

Please see the disclosure under Item 1.01 above.

Item 9.01.              Financial Statements and Exhibits.

(c) Exhibits.

99.1	Employment Agreement, dated as of August 31, 2006, by and between Habasit Holding USA, Inc., and James R. Swartwout
99.2	Amended and Restated Employment Agreement, dated as of August 31, 2006, by and between Habasit Holding USA, Inc., and Trygve M. Thoresen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMA INDUSTRIES,
a Delaware corporation

Date: September 7, 2006	By:	/s/ James R. Swartwout
James R. Swartwout
President and Chief Executive Officer